Exhibit 99.1
For Immediate Release | Global Communications | MetLife, Inc.
MetLife Announces 3Q 2026 Results
Record company performance, and top-line growth in every business segment.
Earnings
Per Share
3Q 2026
Net
Income            $3.67
Adjusted
Earnings          $2.78
Return
on Equity (ROE)
3Q 2026
ROE              42.7%
Adjusted
ROE              19.2%
•Net income increased 187%1 to $2.4 billion, or
$3.67 per share.
•Adjusted earnings increased 12% to $1.8 billion,
driven by higher variable investment income,
broad-based volume growth and favorable
underwriting.
•Adjusted earnings per share up 22% to $2.85,
excluding total notable items — highest-ever
quarter for MetLife.
•Adjusted return on equity of 19.6%, excluding
total notable items.
•Premiums, fees and other revenues (PFOs)
increased 12% to $14.1 billion.
•Adjusted PFOs, excluding pension risk transfers
(PRT), increased 8% to $13.5 billion — with
growth in all six business segments.
•Book value per share (BVPS) down 22% to
$30.73. Adjusted BVPS up 5% to $59.41.
•Returned approximately $1 billion to shareholders
via share repurchases and common stock
dividends.
•Holding company cash and liquid assets totaled
$3.4 billion at quarter end, within our target range.
•On track to deliver against free cash flow ratio and
direct expense ratio2 targets for the year.

Comment from Michel Khalaf, President
and Chief Executive Officer:
We delivered the highest quarterly
adjusted earnings per share in MetLife’s
history in the third quarter, demonstrating
the strength of our New Frontier strategy
and discipline of our execution.
Revenue rose in every business segment,
and solid underwriting, volume growth and
higher investment returns lifted earnings.
We’re turning that into strong free cash
flow, reinvesting for responsible growth
and returning capital to shareholders.
We are firing on all cylinders in year two of
New Frontier, and we remain confident in
our strategy and its ability to drive
repeatable results.
1In this news release, all comparisons of results for the third quarter of 2026 are with the third quarter of 2025, unless otherwise noted. All year-to-date comparisons are to the first three quarters of 2025.  2Direct expense ratio, excluding total notable items related to direct expenses and PRT.

Third Quarter 2026 Summary

($ in millions, except per share data)	Three Months Ended September 30,
	2026	2025	Change
Premiums, fees and other revenues	$14,056	$12,526	12%
Net investment income	6,198	6,089	2%
Net investment gains (losses)	(430)	(325)
Net derivative gains (losses)	698	(929)
Total revenues	$20,522	$17,361

Adjusted premiums, fees and other revenues	$13,919	$12,461	12%
Adjusted premiums, fees and other revenues, excluding pension risk transfers (PRT)	$13,525	$12,471	8%

Market risk benefit remeasurement gains (losses)	$320	$263	22%

Net income (loss)	$2,351	$818	187%
Net income (loss) per share	$3.67	$1.22	201%

Adjusted earnings	$1,780	$1,584	12%
Adjusted earnings per share	$2.78	$2.37	17%
Adjusted earnings, excluding total notable items	$1,826	$1,566	17%
Adjusted earnings, excluding total notable items per share	$2.85	$2.34	22%

Book value per share	$30.73	$39.52	(22)%
Adjusted book value per share	$59.41	$56.57	5%

Expense ratio	21.3%	21.7%
Direct expense ratio, excluding total notable items related to direct expenses and PRT	11.9%	11.6%
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT	20.2%	19.8%

ROE	42.7%	13.1%
Adjusted ROE	19.2%	16.9%
Adjusted ROE, excluding total notable items	19.6%	16.7%
Information regarding the non-GAAP and other financial measures included in this news release and reconciliation of the non-GAAP financial measures to GAAP measures are in “Non-GAAP and Other Financial Disclosures” below and in the tables that accompany this news release.
Supplemental slides for the third quarter of 2026, titled “3Q26 Earnings Call Presentation,” are available on the MetLife Investor Relations website at https://investor.metlife.com and in the
Form 8-K furnished by MetLife to the U.S. Securities and Exchange Commission in connection with this earnings release. Supplemental information about MetLife's diversified global investment portfolio is contained in the "3Q26 - General Account Assets Under Management
Fact Sheet," available on the above-mentioned website.

Total Company Discussion
Premiums, fees and other revenues were $14.1 billion, up 12 percent compared with the prior-year quarter. Adjusted premiums, fees and other revenues, excluding PRT, were
$13.5 billion, up 8 percent.
Net investment income was $6.2 billion, up 2 percent, due to higher variable investment income (VII) and asset growth, partially offset by declines in the estimated fair value of certain securities that do not qualify as separate accounts under GAAP. Adjusted net investment income was $6.0 billion, up 10 percent, reflecting higher VII, asset growth, and investing in a higher-rate environment.
Net investment losses were $340 million after tax, reflecting normal trading activity and a stable credit environment.
Net derivative gains amounted to $551 million after tax, driven by gains on embedded derivatives associated with ceded reinsurance, as a result of higher U.S. interest rates.
Net income was $2.4 billion, driven by net derivative gains and higher adjusted earnings. On a per-share basis, net income increased 201 percent to $3.67.
Adjusted earnings were $1.8 billion, up 12 percent on a reported basis and 13 percent on a constant currency basis, driven by higher VII, broad-based volume growth, and favorable underwriting. On a per-share basis, adjusted earnings were $2.78, up 17 percent.
Direct expense ratio, excluding total notable items related to direct expenses and PRT, was
11.9 percent, compared to 11.6 percent in the prior-year quarter, and on track for our yearly target.
THIRD QUARTER 2026 NOTABLE ITEMS

($ in millions)	Adjusted Earnings
	Three Months Ended September 30, 2026
Notable Items	Group Benefits	RIS	Asia	Latin America	EMEA	MIM	Corporate & Other	Total
Actuarial assumption review and other insurance adjustments	$0	$(65)	$52	$(14)	$(6)	$0	$(13)	$(46)
Total notable items	$0	$(65)	$52	$(14)	$(6)	$0	$(13)	$(46)
Annual Actuarial Assumption Review and Other Insurance Adjustments
In the third quarter of 2026, MetLife performed its annual global actuarial assumption review.
The actuarial assumption review and other insurance adjustments during the quarter reduced net income by $56 million and adjusted earnings by $46 million.

Adjusted Earnings by Segment Summary

	Three Months Ended September 30, 2026
Segment	Change from prior-year period (on a reported basis)	Change from prior-year period (on a constant currency basis)
Group Benefits	15%
Retirement and Income Solutions (RIS)	(6)%
Asia	11%	14%
Latin America	45%	30%
Europe, the Middle East and Africa (EMEA)	24%	32%
MetLife Investment Management (MIM)	9%
Business Discussions
GROUP BENEFITS

($ in millions)	Three Months Ended September 30, 2026	Three Months Ended September 30, 2025	Change
Adjusted earnings	$523	$456	15%
Notable item(s)	$0	$(2)
Adjusted earnings ex. notables	$523	$458	14%
Adjusted PFOs	$6,513	$6,306	3%
Adjusted PFOs, excluding participating contracts	$5,083	$4,864	5%
•Adjusted earnings were $523 million, up 15 percent.
•Excluding notable items, adjusted earnings were $523 million, up 14 percent, primarily driven by favorable underwriting.
•Adjusted PFOs were $6.5 billion.
•Adjusted PFOs, excluding participating contracts, were $5.1 billion, up 5 percent, reflecting growth in core and voluntary products.
•Sales were up 12 percent year-to-date, with strong performance in both National Accounts and Regional Business.
RIS

($ in millions)	Three Months Ended September 30, 2026	Three Months Ended September 30, 2025	Change
Adjusted earnings	$413	$441	(6)%
Notable item(s)	$(65)	$13
Adjusted earnings ex. notables	$478	$428	12%
Adjusted PFOs	$2,018	$1,214	66%
Adjusted PFOs, excluding PRT	$1,624	$1,224	33%
•Adjusted earnings were $413 million, down 6 percent, reflecting the impact of notable items from the annual actuarial assumption review.

•Excluding notable items, adjusted earnings were $478 million, up 12 percent, driven by higher VII and volume growth.
•Adjusted PFOs were $2.0 billion.
•Adjusted PFOs, excluding PRT, were $1.6 billion, up 33 percent, mainly driven by higher sales of post-retirement benefits and U.K. longevity reinsurance.
•Total retained liability exposure grew 7 percent.
ASIA

($ in millions)	Three Months Ended September 30, 2026	Three Months Ended September 30, 2025	Change	Constant currency change
Adjusted earnings	$602	$540	11%	14%
Notable item(s)	$52	$70
Adjusted earnings ex. notables	$550	$470	17%	21%
Adjusted PFOs	$1,739	$1,717	1%	5%
Asia general account assets under management (at amortized cost)	$144,969	$140,892	3%	4%
•Adjusted earnings were $602 million, up 11 percent on a reported basis and up 14 percent on a constant currency basis, reflecting the impact of the annual actuarial assumption review and other insurance adjustments.
•Excluding notable items, adjusted earnings were $550 million, up 17 percent on a reported basis and up 21 percent on a constant currency basis, driven by higher VII, strong equity markets and volume growth, partially offset by less favorable underwriting.
•Adjusted PFOs were $1.7 billion, up 1 percent on a reported basis and up 5 percent on a constant currency basis.
•Asia general account assets under management (at amortized cost) were
$145.0 billion, up 4 percent on a constant currency basis.
•Sales were $728 million, down 6 percent on a constant currency basis against a strong prior-year quarter. Year-to-date sales were up 10 percent on a constant currency basis, led by Japan and Korea.
LATIN AMERICA

($ in millions)	Three Months Ended September 30, 2026	Three Months Ended September 30, 2025	Change	Constant currency change
Adjusted earnings	$215	$148	45%	30%
Notable item(s)	$(14)	$(75)
Adjusted earnings ex. notables	$229	$223	3%	(5)%
Adjusted PFOs	$2,023	$1,663	22%	14%
•Adjusted earnings were $215 million, up 45 percent on a reported basis and up 30 percent on a constant currency basis, reflecting the impact of the annual actuarial assumption review and other insurance adjustments, and the value-added tax charge in Mexico from the prior-
year period.
•Excluding notable items, adjusted earnings were $229 million, up 3 percent on a reported basis and down 5 percent on a constant currency basis, as volume growth was largely offset by lower encaje returns.
•Adjusted PFOs were $2.0 billion, up 22 percent on a reported basis and up 14 percent on a constant currency basis, due to strong growth across the region.

•Sales were $501 million, up 6 percent on a constant currency basis, driven by solid performance in the region.
EMEA

($ in millions)	Three Months Ended September 30, 2026	Three Months Ended September 30, 2025	Change	Constant currency change
Adjusted earnings	$108	$87	24%	32%
Notable item(s)	$(6)	$(1)
Adjusted earnings ex. notables	$114	$88	30%	37%
Adjusted PFOs	$832	$727	14%	17%
•Adjusted earnings were $108 million, up 24 percent on a reported basis and up 32 percent on a constant currency basis.
•Excluding notable items, adjusted earnings were $114 million, up 30 percent on a reported basis and up 37 percent on a constant currency basis, driven by broad-based volume growth.
•Adjusted PFOs were $832 million, up 14 percent on a reported basis and up 17 percent on a constant currency basis, with strong sales momentum and solid renewal activity across the region.
•Sales were $331 million, up 16 percent on a constant currency basis.
METLIFE INVESTMENT MANAGEMENT

($ in millions)	Three Months Ended September 30, 2026	Three Months Ended September 30, 2025	Change
Adjusted earnings	$63	$58	9%
Notable item(s)	$0	$0
Adjusted earnings ex. notables	$63	$58	9%
Other revenues	$319	$238	34%
Total assets under management	$723,441	$632,594	14%
•Adjusted earnings were $63 million, up 9 percent, reflecting business growth, including the addition of PineBridge Investments.
•Other revenues were $319 million, up 34 percent.
•Total assets under management were $723.4 billion, up 14 percent.
CORPORATE & OTHER

($ in millions)	Three Months Ended September 30, 2026	Three Months Ended September 30, 2025	Change
Adjusted earnings	$(144)	$(146)
Notable item(s)	$(13)	$13
Adjusted earnings ex. notables	$(131)	$(159)
•Adjusted loss of $144 million, compared to an adjusted loss of $146 million.

INVESTMENTS

($ in millions)	Three Months Ended September 30, 2026	Three Months Ended September 30, 2025	Change
Adjusted net investment income	$5,988	$5,440	10%
•Adjusted net investment income was $6.0 billion, up 10 percent. VII increased 49 percent to $720 million.
Contacts:      For Media:  Steve LaMarca (646) 884-3840, Steve.LaMarca@metlife.com
For Investors:   John Hall (212) 578-7888, John.A.Hall@metlife.com
About MetLife
MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the world’s leading financial services companies, providing insurance, annuities, employee benefits and asset management to help individual and institutional customers build a more confident future. Founded in 1868, MetLife has operations in more than 40 markets globally and holds leading positions in the United States, Asia, Latin America, Europe and the Middle East. For
more information, visit www.metlife.com.
Conference Call
MetLife will hold its third quarter 2026 earnings conference call on Thursday, November 5, 2026, from 9-10 a.m. (ET) via a live webcast. Please click on the following link to register: https://
events.q4inc.com/attendee/435085807. A replay of the webcast will be available at
investor.metlife.com for seven days following the call.
###

Non-GAAP and Other Financial Disclosures

Any references in this news release (except in this section and the tables that accompany this release) to:		Should be read as, respectively:

(i)	net income (loss)	(i)	net income (loss) available to MetLife, Inc.’s common shareholders
(ii)	net income (loss) per share	(ii)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share
(iii)	adjusted earnings	(iii)	adjusted earnings available to common shareholders
(iv)	adjusted earnings per share	(iv)	adjusted earnings available to common shareholders per diluted common share
(v)	book value per share	(v)	book value per common share
(vi)	adjusted book value per share	(vi)	adjusted book value per common share
(vii)	return on equity	(vii)	return on MetLife, Inc.’s common stockholders’ equity
(viii)	adjusted return on equity	(viii)	adjusted return on MetLife, Inc.’s common stockholders’ equity
In this news release, MetLife presents certain measures of its performance on a consolidated and segment basis that are not calculated in accordance with accounting principles generally accepted in the
United States of America (GAAP). MetLife believes that these non-GAAP financial measures enhance our investors’ understanding of MetLife’s performance by highlighting the results of operations and the underlying profitability drivers of the business. Segment-specific financial measures are calculated using only the portion of consolidated results attributable to that specific segment.
The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

Non-GAAP financial measures:		Comparable GAAP financial measures:

(i)	total adjusted revenues	(i)	total revenues
(ii)	total adjusted expenses	(ii)	total expenses
(iii)	adjusted premiums, fees and other revenues	(iii)	premiums, fees and other revenues
(iv)	adjusted premiums, fees and other revenues, excluding PRT	(iv)	premiums, fees and other revenues
(v)	adjusted premiums, fees and other revenues, excluding participating contracts	(v)	premiums, fees and other revenues
(vi)	adjusted net investment income	(vi)	net investment income
(vii)	adjusted earnings available to common shareholders	(vii)	net income (loss) available to MetLife, Inc.’s common shareholders
(viii)	adjusted earnings available to common shareholders, excluding total notable items	(viii)	net income (loss) available to MetLife, Inc.’s common shareholders
(ix)	adjusted earnings available to common shareholders per diluted common share	(ix)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share
(x)	adjusted earnings available to common shareholders, excluding total notable items, per diluted common share	(x)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share
(xi)	adjusted return on equity	(xi)	return on equity

(xii)	adjusted return on equity, excluding total notable items	(xii)	return on equity
(xiii)	investment portfolio gains (losses)	(xiii)	net investment gains (losses)
(xiv)	derivative gains (losses)	(xiv)	net derivative gains (losses)
(xv)	adjusted capitalization of deferred policy acquisition costs (DAC)	(xv)	capitalization of DAC
(xvi)	total MetLife, Inc.’s adjusted common stockholders’ equity	(xvi)	total MetLife, Inc.’s stockholders’ equity
(xvii)	total MetLife, Inc.’s adjusted common stockholders’ equity, excluding total notable items	(xvii)	total MetLife, Inc.’s stockholders’ equity
(xviii)	adjusted book value per common share	(xviii)	book value per common share
(xix)	adjusted other expenses	(xix)	other expenses
(xx)	adjusted other expenses, net of adjusted capitalization of DAC	(xx)	other expenses, net of capitalization of DAC
(xxi)	adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses	(xxi)	other expenses, net of capitalization of DAC
(xxii)	adjusted expense ratio	(xxii)	expense ratio
(xxiii)	adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT	(xxiii)	expense ratio
(xxiv)	direct expenses	(xxiv)	other expenses
(xxv)	direct expenses, excluding total notable items related to direct expenses	(xxv)	other expenses
(xxvi)	direct expense ratio	(xxvi)	expense ratio
(xxvii)	direct expense ratio, excluding total notable items related to direct expenses and PRT	(xxvii)	expense ratio
(xxviii)	future policy benefits at original discount rate	(xxviii)	future policy benefits at balance sheet discount rate
(xxix)	free cash flow of all holding companies	(xxix)	MetLife, Inc. (parent company only) net cash provided by (used in) operating activities
Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are not accessible on a forward-looking basis because we believe it is not possible without unreasonable effort to provide other than a range of net investment gains and losses and net derivative gains and losses, which can fluctuate significantly within or outside the range and from period to period and may have a material impact on net income (loss).
Any financial measures shown on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the current period and applied to the comparable prior period (“constant currency basis”).
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this earnings news release and in this period’s earnings materials, which are available at MetLife’s Investor Relations webpage (https://investor.metlife.com).
MetLife’s definitions of non-GAAP and other financial measures discussed in this news release may differ from those used by other companies:

Adjusted earnings and related measures
•adjusted earnings;
•adjusted earnings available to common shareholders;
•adjusted earnings available to common shareholders, on a constant currency basis;
•adjusted earnings available to common shareholders, excluding total notable items;
•adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis;
•adjusted earnings available to common shareholders per diluted common share;
•adjusted earnings available to common shareholders, on a constant currency basis per diluted common share;
•adjusted earnings available to common shareholders, excluding total notable items, per diluted common share; and
•adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis per diluted common share.
Adjusted earnings is used by MetLife’s chief operating decision maker, its chief executive officer, to evaluate performance and allocate resources. Consistent with GAAP guidance for segment reporting, adjusted earnings is MetLife’s GAAP measure of segment performance. Adjusted earnings and related measures based on adjusted earnings are also the measures by which senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans. Adjusted earnings and related measures based on adjusted earnings allow analysis of MetLife’s performance relative to its business plan and facilitate comparisons to industry results.
Adjusted earnings is defined as adjusted revenues less adjusted expenses, net of income tax. Adjusted earnings available to common shareholders is defined as adjusted earnings less preferred stock dividends.
Adjusted earnings, along with the related adjusted revenues, adjusted expenses and adjusted premiums, fees and other revenues, focus on our primary businesses principally by excluding the impact of (i) market volatility which could distort trends, (ii) asymmetrical and non-economic accounting, (iii) revenues and costs related to divested businesses, and (iv) other adjustments. Also, adjusted earnings and related measures exclude results of discontinued operations under GAAP.
Market volatility can have a significant impact on MetLife’s financial results. Adjusted earnings excludes net investment gains (losses), net derivative gains (losses), market risk benefit remeasurement gains
(losses) and goodwill impairments. Further, net investment income is adjusted to exclude similar items relating to joint ventures accounted for under the equity method (“Joint venture adjustments”), and policyholder benefits and claims exclude (i) changes in the discount rate on certain annuitization guarantees accounted for as additional liabilities and (ii) market value adjustments.
Asymmetrical and non-economic accounting adjustments are made in calculating adjusted earnings:
•Universal life and investment-type product policy fees exclude asymmetrical accounting associated with in-force reinsurance.
•Net investment income includes earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments, but do not qualify for hedge accounting treatment (“Investment hedge adjustments”).
•Other revenues include settlements of foreign currency earnings hedges and exclude asymmetrical accounting associated with in-force reinsurance.
•Policyholder benefits and claims excludes (i) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments, (ii) asymmetrical accounting associated with in-
force reinsurance, and (iii) non-economic losses incurred at contract inception for certain single premium annuity business. These losses are amortized into adjusted earnings within policyholder benefits and claims over the estimated lives of the contracts.

•Policyholder liability remeasurement (gains) losses excludes asymmetrical accounting associated with in-force reinsurance.
•Interest credited to policyholder account balances excludes amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments and asymmetrical accounting associated with in-force reinsurance.
“Divested businesses” are those that have been or will be sold or exited by MetLife but do not meet the discontinued operations criteria under GAAP. Divested businesses also include the net impact of transactions with exited businesses that have been eliminated in consolidation under GAAP and costs relating to businesses that have been or will be sold or exited by MetLife that do not meet the criteria to be included in results of discontinued operations under GAAP.
Other adjustments are made in calculating adjusted earnings:
•Beginning in the fourth quarter of 2025, net investment income excludes depreciation of wholly-
owned real estate and real estate joint ventures.
•Net investment income and interest credited to policyholder account balances exclude certain amounts related to contractholder-directed equity securities (“Unit-linked contract income” and
“Unit-linked contract costs”).
•Net investment income and other expenses exclude Reinsurance activity (as defined below).
•Net investment income and interest expense on debt exclude amounts related to collateralized financing entities that are consolidated variable interest entities (“Consolidated collateralized financing entities”).
•Other revenues and other expenses exclude asset management distribution fees on funds that are passed through to distribution partners.
•Other revenues include fee revenue on synthetic guaranteed interest contracts (“GICs”) accounted for as freestanding derivatives.
•Other expenses exclude (i) amortization and impairment of asset management intangible assets,
(ii) implementation of new insurance regulatory requirements and other costs, and (iii) acquisition, integration and other related costs. Other expenses include (i) deductions for net income (loss)
attributable to noncontrolling interests and redeemable noncontrolling interests, and (ii) benefits accrued on synthetic GICs accounted for as freestanding derivatives.
•“Reinsurance activity” relates to amounts subject to ceded reinsurance arrangements with third parties and joint ventures, including (i) the related investment returns and expenses which are passed through to the reinsurers and (ii) the corresponding invested assets and cash and cash equivalents.
Adjusted earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance.
The tax impact of the adjustments mentioned above is calculated net of the U.S. or foreign statutory tax rate, which could differ from MetLife’s effective tax rate. Additionally, the provision for income tax
(expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms.
In addition, adjusted earnings available to common shareholders excludes the impact of preferred stock redemption premium, which is reported as a reduction to net income (loss) available to MetLife, Inc.’s common shareholders.
Investment portfolio gains (losses) and derivative gains (losses)
These are measures of investment and hedging activity. Investment portfolio gains (losses) principally excludes amounts that are reported within net investment gains (losses) but do not relate to the performance of the investment portfolio, such as gains (losses) on sales and divestitures of businesses, as well as investment portfolio gains (losses) of divested businesses. Derivative gains (losses) principally excludes earned income on derivatives and amortization of premium on derivatives, where such derivatives are either hedges of investments or are used to replicate certain investments, and where such derivatives do not qualify for hedge accounting. This earned income and amortization of premium is reported within adjusted earnings and not within derivative gains (losses).
Return on equity and related measures
•Total MetLife, Inc.’s adjusted common stockholders’ equity: total MetLife, Inc.’s common stockholders’ equity, excluding unrealized investment gains (losses), net of related offsets, deferred gains (losses) on derivatives, future policy benefits discount rate remeasurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses), defined benefit plans adjustment components of accumulated other comprehensive income (loss) (“AOCI”) and the embedded derivatives related to funds withheld on ceded reinsurance (representing unrealized investment gains (losses) passed through to reinsurers), all net of income tax.
•Total MetLife, Inc.’s adjusted common stockholders’ equity, excluding total notable items: total
MetLife, Inc.’s common stockholders’ equity, excluding unrealized investment gains (losses), net of related offsets, deferred gains (losses) on derivatives, future policy benefits discount rate remeasurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses), defined benefit plans adjustment components of AOCI, the embedded derivatives related to funds withheld on ceded reinsurance (representing unrealized investment gains (losses)
passed through to reinsurers) and total notable items, all net of income tax.
•Return on MetLife, Inc.’s common stockholders’ equity: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.
•Adjusted return on MetLife, Inc.’s common stockholders’ equity: adjusted earnings available to common shareholders divided by MetLife, Inc.’s average adjusted common stockholders’ equity.
•Adjusted return on MetLife, Inc.’s common stockholders’ equity, excluding total notable items:
adjusted earnings available to common shareholders, excluding total notable items, divided by
MetLife, Inc.’s average adjusted common stockholders’ equity, excluding total notable items.
The above measures represent a level of equity that excludes most components of AOCI, such as unrealized investment gains (losses), net of related offsets, and future policy benefits discount rate remeasurement gains (losses), as well as the impact of certain ceded reinsurance-related embedded derivatives, as these amounts are primarily driven by market volatility.
Expense ratio, direct expense ratio, adjusted expense ratio and related measures
•Expense ratio: other expenses, net of capitalization of DAC, divided by premiums, fees and other revenues.
•Direct expense ratio: direct expenses divided by adjusted premiums, fees and other revenues. Direct expenses are comprised of employee-related costs, third-party staffing costs, and general and administrative expenses.
•Direct expense ratio, excluding total notable items related to direct expenses and PRT: direct expenses, excluding total notable items related to direct expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.
•Adjusted expense ratio: adjusted other expenses, net of adjusted capitalization of DAC, divided by adjusted premiums, fees and other revenues.
•Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT:
adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.

Assets Under Management (“AUM”)
•Total Assets Under Management (“Total AUM”) is comprised of MIM GA AUM plus Institutional Client
AUM (each, as defined below).
•MIM General Account AUM (“MIM GA AUM”) is used by MetLife to describe the portion of GA AUM
(as defined below) that MetLife Investment Management, LLC and certain of its affiliates (“MIM”)
manages or advises.
•General Account AUM (“GA AUM”) is used by MetLife to describe assets in its general account
(“GA”) investment portfolio. GA AUM is stated at estimated fair value and is comprised of GA total investments, the portion of the GA investment portfolio classified within assets held-for-sale, cash and cash equivalents, and accrued investment income on such assets, and excludes policy loans, certain contractholder-directed equity securities, fair value option securities, mortgage loans originated for third parties, assets subject to ceded reinsurance arrangements with third parties and joint ventures, and certain other invested assets. Mortgage loans and real estate and real estate joint ventures included in GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. Classification of GA AUM by sector is based on the nature and characteristics of the underlying investments which can vary from how they are classified under GAAP. Accordingly, the underlying investments within certain real estate and real estate joint ventures that are primarily commercial mortgage loans (at net asset value, net of deduction for encumbering debt) have been reclassified to exclude them from real estate and real estate joint ventures and include them as commercial mortgage loans.
•Institutional Client AUM is comprised of SA AUM plus Reinsurance AUM plus TP AUM (each, as defined below). MIM manages or advises Institutional Client AUM in accordance with client guidelines contained in each investment advisory agreement.
◦Separate Account AUM (“SA AUM”) is comprised of separate account investment portfolios, which are managed or advised by MIM and included in MetLife, Inc.’s consolidated financial statements at estimated fair value, as well as accrued investment income on such assets.
◦Reinsurance AUM is comprised of GA assets subject to ceded reinsurance arrangements with third parties and joint ventures, which are managed or advised by MIM and are generally included in MetLife, Inc.’s consolidated financial statements at estimated fair value, as well as accrued investment income on such assets.
◦Third-Party AUM (“TP AUM”) is comprised of non-proprietary assets managed or advised by MIM on behalf of unaffiliated/third-party clients, which are stated at estimated fair value, as well as accrued investment income on such assets. Such non-proprietary assets are owned by unaffiliated/third-party clients and, accordingly, are generally not included in MetLife, Inc.’s consolidated financial statements.
•Asia General Account AUM (“Asia GA AUM”) is used by MetLife to describe assets in its Asia GA investment portfolio. Asia GA AUM is stated at estimated fair value and is comprised of Asia GA total investments, the portion of the Asia GA investment portfolio classified within assets held-for-sale, cash and cash equivalents, and accrued investment income on such assets, and excludes policy loans, certain contractholder-directed equity securities, fair value option securities, mortgage loans originated for third parties, assets subject to ceded reinsurance arrangements with third parties and joint ventures, and certain other invested assets. Mortgage loans and real estate and real estate joint ventures included in Asia GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. At the segment level, intersegment balances (intercompany activity, primarily related to investments in subsidiaries that eliminate at the
MetLife consolidated level) are excluded from Asia GA AUM.
Asia GA AUM (at amortized cost) excludes the following adjustments: (i) unrealized gain (loss) on investments carried at estimated fair value and (ii) adjustments from carrying value to estimated fair value on mortgage loans and real estate and real estate joint ventures. Asia GA AUM (at amortized cost) is presented net of related allowance for credit loss.
Other items
The following additional information is relevant to an understanding of MetLife’s performance:
•Statistical sales information:
•Group Benefits: calculated using 10% of single premium deposits and 100% of annualized full-
year premiums and fees from recurring premium policy sales of all products.
•RIS: calculated using 10% of single premium contracts, on and off-balance sheet deposits, and the contract value for new U.K. longevity reinsurance contracts, and 100% of annualized full-year premiums and fees only from recurring premium policy sales of specialized benefit resources and corporate-owned life insurance.
•Asia, Latin America and EMEA: calculated using 10% of single premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident & health and group).
Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.
•Volume growth, where cited, represents the change in certain measures of our segment results, including adjusted earnings, attributable to business growth, applying a model in which certain margins and factors are held constant, the most significant of which are underwriting margins, investment margins, changes in equity market performance, expense margins and the impact of changes in foreign currency exchange rates.
•PRT includes U.K. funded reinsurance.
•Institutional net flows reflect Institutional Client AUM total fund additions less withdrawals.
•“Third-party mortgage loan activity” relates to amounts associated with mortgage loans originated and acquired for third parties, including (i) the related investment returns and expenses which are passed through to the third-party lenders and (ii) the corresponding mortgage loan assets.
•We refer to observable forward yield curves as of a particular date in connection with making our estimates for future results. The observable forward yield curves at a given time are based on implied future interest rates along a range of interest rate durations. This includes the 10-year U.S.
Treasury rate which we use as a benchmark rate to describe longer-term interest rates used in our estimates for future results.
•Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its business plan. Notable items also include certain items regardless of the extent anticipated in the business plan, to help investors have a better understanding of MetLife’s results and to evaluate and forecast those results. Notable items represent a positive (negative) impact to adjusted earnings available to common shareholders.
•Holding company cash and liquid assets are held by MetLife, Inc. collectively with other MetLife holding companies and include cash and cash equivalents, short-term investments and publicly traded securities excluding assets that are pledged or otherwise committed. Assets pledged or otherwise committed include amounts received in connection with securities lending, repurchase agreements, derivatives, regulatory deposits, the collateral financing arrangement, funding agreements and secured borrowings, as well as amounts held in the closed block.
•MetLife uses a measure of free cash flow to facilitate an understanding of its ability to generate cash for reinvestment into its businesses or use in non-mandatory capital actions. MetLife defines free cash flow as the sum of cash available at MetLife’s holding companies from dividends from operating subsidiaries, expenses and other net flows of the holding companies (including capital contributions to subsidiaries), and net contributions from debt to be at or below target leverage ratios. This measure of free cash flow is prior to capital actions, such as common stock dividends and repurchases, debt reduction and mergers and acquisitions. Free cash flow should not be viewed as a substitute for net cash provided by (used in) operating activities calculated in accordance with
GAAP. The free cash flow ratio is typically expressed as a percentage of annual adjusted earnings available to common shareholders.
Forward-Looking Statements
This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements give expectations or forecasts of future events and do not relate strictly to historical or current facts. They use words and terms such as “anticipate,” “are confident,” “assume,”
“believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “project,”
“should,” “target,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. They include statements relating to strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. By their nature, forward-looking statements: speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them.
However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.
Many factors determine the results of MetLife, Inc., its subsidiaries and affiliates, and they involve unpredictable risks and uncertainties. Our forward-looking statements depend on our assumptions, our expectations, and our understanding of the economic environment, but they may be inaccurate and may change. MetLife, Inc. does not guarantee any future performance. Our results could differ materially from those MetLife, Inc. expresses or implies in forward-looking statements. The risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission, and others, may cause such differences. These factors include:
(1)economic condition difficulties, including risks relating to interest rates, the effects of announced or future tariff increases on the global economy, credit spreads, declining equity or debt markets, changes in the value of assets under management, real estate, obligors and counterparties, government default or shutdown, currency exchange rates, derivatives, climate change, public health, terrorism and security;
(2)global capital and credit market adversity;
(3)credit facility inaccessibility;
(4)financial strength or credit ratings downgrades;
(5)unavailability, unaffordability, or inadequate reinsurance, including reinsurance risks that arise from reinsurers’ credit risk, and the potential shortfall or failure of risk mitigants to protect against such risks;
(6)statutory life insurance reserve financing costs or limited market capacity;
(7)legal, regulatory, and supervisory and enforcement policy changes;
(8)changes in tax rates, tax laws or interpretations;
(9)litigation and regulatory investigations;
(10)unsuccessful efforts to meet all sustainability standards or to enhance our sustainability;
(11)MetLife, Inc.’s inability to pay dividends and repurchase common stock;
(12)MetLife, Inc.’s subsidiaries’ inability to pay dividends to MetLife, Inc.;
(13)investment defaults, downgrades, or volatility;
(14)investment sales or lending difficulties;

(15)collateral or derivative-related payments;
(16)investment valuations, allowances, or impairments changes;
(17)claims or other results that differ from our estimates, assumptions, or models;
(18)global political, legal, or operational risks;
(19)business competition;
(20)technological changes;
(21)catastrophes;
(22)climate changes or responses to it;
(23)deficiencies in our closed block;
(24)goodwill or other asset impairment, or deferred income tax asset allowance;
(25)impairment of value of business acquired ("VOBA"), value of distribution agreements acquired or value of customer relationships acquired;
(26)product guarantee volatility, costs, and counterparty risks;
(27)risk management failures;
(28)insufficient protection from operational risks;
(29)failure to protect confidentiality, integrity or availability of systems or data or other cybersecurity or disaster recovery failures;
(30)accounting standards changes;
(31)excessive risk-taking;
(32)marketing and distribution difficulties;
(33)pension and other postretirement benefit assumption changes;
(34)inability to protect our intellectual property or avoid infringement claims;
(35)acquisition, integration, growth, disposition, or reorganization difficulties;
(36)Brighthouse Financial, Inc. separation risks;
(37)MetLife, Inc.’s Board of Directors influence over the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; and
(38)legal- and corporate governance-related effects on business combinations.
MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in subsequent reports to the U.S.
Securities and Exchange Commission.
Corporate Information
MetLife, Inc. encourages investors and others to frequently visit its website (www.metlife.com), including its Investor Relations web pages (https://investor.metlife.com). MetLife announces significant financial and other information to its investors and the public on the Investor Relations web pages, as well as in U.S.
Securities and Exchange Commission filings, news releases, public conference calls and webcasts, fact sheets, social media posts, including of its senior executives, and other documents and media. The information found on MetLife’s website, including MetLife’s Sustainability Report, is not incorporated by reference into this earnings release or in any other report or document MetLife submits to the U.S.
Securities and Exchange Commission, and any references to its website are intended to be inactive textual references only.

MetLife, Inc.
GAAP Consolidated Statements of Operations
(In millions)

	For the Three Months Ended
	September 30,
	2026	2025
Revenues
Premiums	$11,818	$10,555
Universal life and investment-type product policy fees	1,385	1,247
Net investment income	6,198	6,089
Other revenues	853	724
Net investment gains (losses)	(430)	(325)
Net derivative gains (losses)	698	(929)
Total revenues	20,522	17,361

Expenses
Policyholder benefits and claims	11,474	10,369
Policyholder liability remeasurement (gains) losses	138	(159)
Market risk benefit remeasurement (gains) losses	(320)	(263)
Interest credited to policyholder account balances	2,201	2,561
Policyholder dividends	136	134
Amortization of DAC, VOBA and negative VOBA	612	522
Interest expense on debt	291	271
Other expenses, net of capitalization of DAC	2,990	2,716
Total expenses	17,522	16,151

Income (loss) before provision for income tax	3,000	1,210
Provision for income tax expense (benefit)	588	308
Net income (loss)	2,412	902
Less: Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	15	6
Net income (loss) attributable to MetLife, Inc.	2,397	896
Less: Preferred stock dividends	46	66
Preferred stock redemption premium	—	12
Net income (loss) available to MetLife, Inc.'s common shareholders	$2,351	$818

See footnotes on last page.

MetLife, Inc.
(In millions, except per share data)

	For the Three Months Ended				For the Nine Months Ended
	September 30,				September 30,
	2026		2025		2026		2025
Reconciliation to Adjusted Earnings Available to Common Shareholders		Earnings Per Weighted Average Common Share Diluted (1)		Earnings Per Weighted Average Common Share Diluted (1)		Earnings Per Weighted Average Common Share Diluted (1)		Earnings Per Weighted Average Common Share Diluted (1)
Net income (loss) available to MetLife, Inc.'s common shareholders	$2,351	$3.67	$818	$1.22	$4,196	$6.48	$2,395	$3.54

Adjustments from net income (loss) available to common shareholders to adjusted earnings available to common shareholders:
Less: Net investment gains (losses)	(430)	(0.67)	(325)	(0.49)	(1,528)	(2.36)	(985)	(1.45)
Net derivative gains (losses)	698	1.09	(929)	(1.39)	—	—	(1,293)	(1.91)
Market risk benefit remeasurement gains (losses)	320	0.50	263	0.39	470	0.73	241	0.36
Goodwill impairment	—	—	—	—	—	—	—	—
Other adjustments to net income (loss)	29	0.04	20	0.04	(23)	(0.05)	(275)	(0.40)
Provision for income tax (expense) benefit	(31)	(0.05)	223	0.33	373	0.58	441	0.65
Add: Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	15	0.02	6	0.01	35	0.05	17	0.03
Preferred stock redemption premium	—	—	12	0.02	—	—	12	0.02
Adjusted earnings available to common shareholders	1,780	2.78	1,584	2.37	4,939	7.63	4,295	6.34
Less: Total notable items	(46)	(0.07)	18	0.03	(46)	(0.07)	18	0.03
Adjusted earnings available to common shareholders, excluding total notable items	$1,826	$2.85	$1,566	$2.34	$4,985	$7.70	$4,277	$6.32

Adjusted earnings available to common shareholders on a constant currency basis	$1,780	$2.78	$1,582	$2.36	$4,939	$7.63	$4,341	$6.41
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis	$1,826	$2.85	$1,564	$2.34	$4,985	$7.70	$4,323	$6.39

Weighted average common shares outstanding - diluted		639.9		669.1		647.5		677.0

See footnotes on last page.

MetLife, Inc.
(In millions)

	For the Three Months Ended
	September 30,
	2026	2025
Premiums, Fees and Other Revenues
Premiums, fees and other revenues	$14,056	$12,526
Less: Adjustments to premiums, fees and other revenues:
Asymmetrical and non-economic accounting	143	78
Other	(6)	(15)
Divested businesses	—	2
Adjusted premiums, fees and other revenues	$13,919	$12,461

Adjusted premiums, fees and other revenues, on a constant currency basis	$13,919	$12,489
Less: PRT	394	(10)
Adjusted premiums, fees and other revenues, excluding PRT, on a constant currency basis	$13,525	$12,499

Net Investment Income
Net investment income	$6,198	$6,089
Less: Adjustments to net investment income:
Investment hedge adjustments	(72)	(100)
Depreciation of wholly-owned real estate and real estate joint ventures	(56)
Joint venture adjustments	(139)	(8)
Unit-linked contract income	125	580
Reinsurance activity	327	177
Consolidated collateralized financing entities	25	—
Divested businesses	—	—
Adjusted net investment income	$5,988	$5,440

Revenues and Expenses
Total revenues	$20,522	$17,361
Less: Adjustments to total revenues:
Net investment gains (losses)	(430)	(325)
Net derivative gains (losses)	698	(929)
Investment hedge adjustments	(72)	(100)
Depreciation of wholly-owned real estate and real estate joint ventures	(56)
Asymmetrical and non-economic accounting, excluding Investment hedge adjustments	143	78
Joint venture adjustments	(139)	(8)
Unit-linked contract income	125	580
Reinsurance activity	327	177
Consolidated collateralized financing entities	25	—
Other	(6)	(15)
Divested businesses	—	2
Total adjusted revenues	$19,907	$17,901

Total expenses	$17,522	$16,151
Less: Adjustments to total expenses:
Market risk benefit remeasurement (gains) losses	(320)	(263)
Goodwill impairment	—	—
Asymmetrical and non-economic accounting	55	18
Market volatility	(72)	(49)
Unit-linked contract costs	62	578
Reinsurance activity	214	135
Consolidated collateralized financing entities	19	—
Other	36	2
Divested businesses	4	10
Total adjusted expenses	$17,524	$15,720

See footnotes on last page.

MetLife, Inc.
(In millions, except per share and ratio data)

	For the Three Months Ended
	September 30,
	2026	2025
Expense Detail and Ratios

Reconciliation of Capitalization of DAC to Adjusted Capitalization of DAC
Capitalization of DAC	$(975)	$(852)
Less: Divested businesses	—	—
Adjusted capitalization of DAC	$(975)	$(852)

Reconciliation of Other Expenses to Adjusted Other Expenses
Other expenses	$3,965	$3,568
Less: Reinsurance activity	214	135
Other	36	2
Divested businesses	4	9
Adjusted other expenses	$3,711	$3,422

Other Detail and Ratios
Other expenses, net of capitalization of DAC	$2,990	$2,716

Premiums, fees and other revenues	$14,056	$12,526

Expense ratio	21.3%	21.7%

Direct expenses	$1,605	$1,443
Less: Total notable items related to direct expenses	—	—
Direct expenses, excluding total notable items related to direct expenses	$1,605	$1,443

Adjusted other expenses	$3,711	$3,422
Adjusted capitalization of DAC	(975)	(852)
Adjusted other expenses, net of adjusted capitalization of DAC	2,736	2,570
Less: Total notable items related to adjusted other expenses	—	102
Adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses	$2,736	$2,468

Adjusted premiums, fees and other revenues	$13,919	$12,461
Less: PRT	394	(10)
Adjusted premiums, fees and other revenues, excluding PRT	$13,525	$12,471

Direct expense ratio	11.5%	11.6%
Direct expense ratio, excluding total notable items related to direct expenses and PRT	11.9%	11.6%
Adjusted expense ratio	19.7%	20.6%
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT	20.2%	19.8%

See footnotes on last page.

MetLife, Inc.
(In millions, except per share data)

	September 30,
Equity Details	2026	2025
Total MetLife, Inc.'s stockholders' equity	$22,226	$28,944
Less: Preferred stock	2,830	2,830
MetLife, Inc.'s common stockholders' equity	19,396	26,114
Less: Unrealized investment gains (losses), net of related offsets and income tax	(30,681)	(14,667)
Deferred gains (losses) on derivatives, net of income tax	(1,749)	(1,239)
Future policy benefits discount rate remeasurement gains (losses), net of income tax	14,844	6,028
Market risk benefits instrument-specific credit risk remeasurement gains (losses), net of income tax	(110)	(83)
Defined benefit plans adjustment, net of income tax	(1,336)	(1,390)
Embedded derivatives - funds withheld on ceded reinsurance, net of income tax	936	92
Total MetLife, Inc.'s adjusted common stockholders' equity	37,492	37,373
Less: Accumulated year-to-date total notable items, net of income tax	(46)	18
Total MetLife, Inc.'s adjusted common stockholders' equity, excluding total notable items	$37,538	$37,355

	September 30,
Book Value (2)	2026	2025
Book value per common share	$30.73	$39.52
Less: Unrealized investment gains (losses), net of related offsets and income tax	(48.62)	(22.20)
Deferred gains (losses) on derivatives, net of income tax	(2.77)	(1.88)
Future policy benefits discount rate remeasurement gains (losses), net of income tax	23.52	9.12
Market risk benefits instrument-specific credit risk remeasurement gains (losses), net of income tax	(0.17)	(0.13)
Defined benefit plans adjustment, net of income tax	(2.12)	(2.10)
Embedded derivatives - funds withheld on ceded reinsurance, net of income tax	1.48	0.14
Adjusted book value per common share	$59.41	$56.57

Common shares outstanding, end of period (3)	631.1	660.7

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
Return on Equity (4)	2026	2025	2026
Return on MetLife, Inc.'s:
Common stockholders' equity	42.7%	13.1%	23.8%

Adjusted return on MetLife, Inc.'s:
Adjusted common stockholders' equity	19.2%	16.9%	17.7%
Adjusted common stockholders' equity, excluding total notable items	19.6%	16.7%	17.8%

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
Average Common Stockholders' Equity	2026	2025	2026
Average common stockholders' equity	$22,004	$24,991	$23,517
Average adjusted common stockholders' equity	$37,149	$37,434	$37,196
Average adjusted common stockholders' equity, excluding total notable items	$37,172	$37,425	$37,207

See footnotes on last page.

MetLife, Inc.
Adjusted Earnings Available to Common Shareholders
(In millions)

	For the Three Months Ended
	September 30,
	2026	2025

Group Benefits (5):

Adjusted earnings available to common shareholders	$523	$456
Less: Total notable items	—	(2)
Adjusted earnings available to common shareholders, excluding total notable items	$523	$458

Adjusted premiums, fees and other revenues	$6,513	$6,306
Less: Participating contracts	1,430	1,442
Adjusted premiums, fees and other revenues, excluding participating contracts	$5,083	$4,864

RIS (5):

Adjusted earnings available to common shareholders	$413	$441
Less: Total notable items	(65)	13
Adjusted earnings available to common shareholders, excluding total notable items	$478	$428

Adjusted premiums, fees and other revenues	$2,018	$1,214
Less: PRT	394	(10)
Adjusted premiums, fees and other revenues, excluding PRT	$1,624	$1,224

Asia:

Adjusted earnings available to common shareholders	$602	$540
Less: Total notable items	52	70
Adjusted earnings available to common shareholders, excluding total notable items	$550	$470

Adjusted earnings available to common shareholders on a constant currency basis	$602	$526
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis	$550	$456

Adjusted premiums, fees and other revenues	$1,739	$1,717
Adjusted premiums, fees and other revenues, on a constant currency basis	$1,739	$1,655

Latin America:

Adjusted earnings available to common shareholders	$215	$148
Less: Total notable items	(14)	(75)
Adjusted earnings available to common shareholders, excluding total notable items	$229	$223

Adjusted earnings available to common shareholders on a constant currency basis	$215	$165
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis	$229	$240

Adjusted premiums, fees and other revenues	$2,023	$1,663
Adjusted premiums, fees and other revenues, on a constant currency basis	$2,023	$1,769

See footnotes on last page.

MetLife, Inc.
Adjusted Earnings Available to Common Shareholders (Continued)
(In millions)

	For the Three Months Ended
	September 30,
	2026	2025

EMEA:

Adjusted earnings available to common shareholders	$108	$87
Less: Total notable items	(6)	(1)
Adjusted earnings available to common shareholders, excluding total notable items	$114	$88

Adjusted earnings available to common shareholders on a constant currency basis	$108	$82
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis	$114	$83

Adjusted premiums, fees and other revenues	$832	$727
Adjusted premiums, fees and other revenues, on a constant currency basis	$832	$711

MIM (5):

Adjusted earnings available to common shareholders	$63	$58
Less: Total notable items	—	—
Adjusted earnings available to common shareholders, excluding total notable items	$63	$58

Corporate & Other (5):

Adjusted earnings available to common shareholders	$(144)	$(146)
Less: Total notable items	(13)	13
Adjusted earnings available to common shareholders, excluding total notable items	$(131)	$(159)

Adjusted premiums, fees and other revenues	$475	$596

See footnotes on last page.

MetLife, Inc.

Variable Investment Income

			For the Three Months Ended
			September 30, 2026	September 30, 2026
			Variable Investment Income (post-tax, in millions) (6)	Assets (in billions)
Group Benefits			$7	$0.2
RIS			164	5.0
Asia			277	9.0
Latin America			1	0.3
EMEA			2	0.1
MIM			—	—
Corporate & Other			118	4.2
Total			$569	$18.8

Value of New Business

	Segments: Group Benefits, RIS, Asia, Latin America and EMEA (7)
	Capital Deployed	Value of New Business	Internal Rate of Return	Payback (Years)
($ in billions)
2025	$3.8	$2.8	19%	5
2024	$3.4	$2.6	19%	5
2023	$3.6	$2.6	19%	5
2022	$3.7	$2.3	17%	6
2021	$2.8	$1.9	17%	6

Cash & Capital

September 30, 2026
(in billions) (8), (9)
Holding Companies Cash & Liquid Assets	$3.4

See footnotes on last page.

MetLife, Inc.
Footnotes

(1)
Adjusted earnings available to common shareholders, excluding total notable items, per diluted common share is calculated on a standalone basis and may not equal (i) adjusted earnings available to common shareholders per diluted common share, less (ii) total notable items per diluted common share.

(2)	Book values exclude $2,830 million of equity related to preferred stock at both September 30, 2026 and 2025.

(3)
There were share repurchases of $650 million for the three months ended September 30, 2026. Year to date, there were share repurchases of $2.4 billion, including $265 million of share repurchases in October 2026. Common stock dividends of $380 million were paid for the three months ended September 30,
2026.

(4)	Annualized using quarter-to-date and year-to-date results.

(5)	Results on a constant currency basis are not included as constant currency impact is not significant.

(6)	Assumes a 21% tax rate.

(7)	Excluding MIM and C&O; Value of New Business is the present value of future profits net of the cost of capital and time value of guarantees from new sales.

(8)
The total U.S. statutory adjusted capital, on a National Association of Insurance Commissioners basis, is expected to be approximately $17.0 billion at
September 30, 2026, up 3% from $16.4 billion at June 30, 2026. This balance includes MetLife, Inc.'s principal U.S. insurance subsidiaries, excluding
American Life Insurance Company.

(9)	The Japan Economic Solvency Ratio is 192% for the fiscal year ended March 31, 2026, as filed.